Exhibit 10.2

[Execution]

AMENDMENT NO. 3 TO ABL CREDIT AGREEMENT

AMENDMENT NO. 3 TO ABL CREDIT AGREEMENT, dated as of June 8, 2021 (this “Amendment No. 3”), is by and among Wells Fargo Bank, National Association, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), Wells Fargo Bank, National Association, a national banking association, in its capacity as sole lead arranger (in such capacity, together with its successors and assigns in such capacity, the “Lead Arranger”), Wells Fargo Bank, National Association, a national banking association as sole book runner (in such capacity, together with their successors and assigns in such capacity, the “Book Runner”), Wells Fargo Bank, National Association, a national banking association, as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), Cross Country Healthcare, Inc., a Delaware corporation (“Parent”), Cejka Search, Inc., a Delaware corporation (“Cejka”), Cross Country Staffing, Inc., a Delaware corporation (“Cross Country Staffing”), Assignment America, LLC., a Delaware limited liability company (“Assignment America”), Travel Staff, LLC, a Delaware limited liability company (“Travel Staff”), Medical Doctor Associates, LLC, a Delaware limited liability company (“Medical Doctor”), OWS, LLC, a Delaware limited liability company (“OWS”), New Mediscan II, LLC, a California limited liability company (“New Mediscan” and together with Parent, Cejka, Cross Country Staffing, Assignment America, Travel Staff, Medical Doctor, OWS and those additional persons that hereafter become parties thereto as Borrowers in accordance with the terms thereof, each, a “Borrower” and individually and collectively, jointly and severally, the “Borrowers”), MDA Holdings, Inc., a Delaware corporation (“MDA Holdings”), Credent Verification and Licensing Services, LLC, a Delaware limited liability company (“Credent Verification” and together with MDA Holdings and those additional persons that hereafter become parties thereto as Guarantors in accordance with the terms thereof, each, a “Guarantor” and individually and collectively, jointly and severally, the “Guarantors”).

W I T N E S S E T H:

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into senior secured asset-based revolving credit facility pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the ABL Credit Agreement, dated as of October 25, 2019, by and among Agent, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to ABL Credit Agreement, dated as of June 30, 2020, by and among Agent, Lenders, Borrowers and Guarantors and Amendment No. 2 to ABL Credit Agreement and Amendment No. 1 to Guaranty and Security Agreement, dated as of March 8, 2021, by and among Agent, Lenders, Borrowers and Guarantors (as the same is amended hereby and may from time to time hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”);

WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders agree to certain amendments to the Credit Agreement and Security Agreement and Agent and Lenders are willing to agree to such amendments subject to the terms and conditions contained herein;

WHEREAS, Agent, Lenders, Borrowers and Guarantors intend to evidence such amendments pursuant to the terms hereof;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      Amendments to Credit Agreement.

1.1.  Additional Definitions.  The Credit Agreement is hereby amended to include, in addition and not in limitation, the following definitions:

 “Amendment No. 3” means Amendment No. 3 to ABL Credit Agreement, dated as of June 8, 2021, by and among Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or replaced.

“Amendment No. 3 Effective Date” means the first date upon which each of the conditions set forth in Section 4 of the Amendment No. 3 have been satisfied (or waived in writing).

“Announcements” has the meaning set forth in Section 1.8.

“FCA” has the meaning set forth in Section 1.8.

“IBA” has the meaning set forth in Section 1.8.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of June 8, 2021, by and between Agent and Term Loan Agent, as acknowledged by the Loan Parties.

“Term Loan Agent” means Wilmington Trust, National Association, in its capacity acting for and on behalf of the Term Loan Lenders, and its successors and assign, including any replacement or successor agent.

“Term Loan Agreement” means the Credit Agreement, dated as of June 8, 2021, by and among Borrowers, each lender from time to time party thereto and Term Loan Agent.

“Term Loan Documents” means, collectively, the following; (a) the Term Loan Agreement and (b) all agreements, documents and instruments at any time executed and/or delivered in connection therewith.

“Term Loan Lenders” means those lenders and other financial institutions from time to time party to the Term Loan Agreement as lenders.

“WSG Acquisition” means the acquisition of the WSG Assets by Parent pursuant to the WSG Acquisition Documents.

“WSG Assets” means the “Purchased Assets” as such term is defined in the WSG Acquisition Agreement as in effect on the Amendment No. 3 Effective Date.

“WSG Acquisition Agreement” means the Asset Purchase Agreement, dated as of June 8, 2021, by and among the WSG Sellers, Parent, and Pamela Jung, as Owner.

“WSG Acquisition Documents” means (a) the WSG Acquisition Agreement and (b) all material agreements, documents and instruments, including all schedules and exhibits thereto, at any time executed and/or delivered in connection therewith.

“WSG Representation and Warranty Policy” means the Representation and Warranty Insurance Policy No. AMB03586 issued by certain Underwriters at Lloyd’s, London participating on Consortium BRIT 9792 managed by Brit Syndicates Limited, AXIS Surplus Insurance Company, HDI Global Specialty SE, and  Markel International Insurance Company Limited for the benefit of Parent in respect of the WSG Acquisition Documents, and any renewals and replacements thereof and any supplementary contracts issued in connection therewith.

“WSG Sellers” means (a) Workforce Solutions Group, Incorporated, a California corporation, (b) Health Talent Strategies, Inc., a California corporation and (c) Talent Strategies, Inc., a California corporation.

1.2.            Amendments to Definition.

      (a)                  The definition of the term “Change of Control” in the Credit Agreement is hereby amended to add a new clause (d) at the end thereof as follows:

                           (d)          the occurrence of any “Change in Control” as defined in the Term Loan Agreement or a change of control (or similar event) occurs as it may be defined in the Term Loan Agreement.

      (b)                  The definition of the term “Excluded Subsidiary” in the Credit Agreement is hereby amended to add the following at the end thereof:

              Notwithstanding the foregoing, no Subsidiary will be an “Excluded Subsidiary” hereunder if such Subsidiary guarantees or is otherwise liable in respect of any obligations under the Term Loan Documents.

      (c)                  The definition of term “Permitted Indebtedness” in the Credit Agreement is hereby amended to add a new clause (r) at the end thereof as follows:

(r)  Indebtedness under the Term Loan Agreement (including Refinancing Indebtedness in respect thereof in accordance with the Intercreditor Agreement) in an aggregate principal amount outstanding at any time not to exceed $100,000,000 (as such amount may be increased in accordance with the Intercreditor Agreement),

     (d)                  The definition of the term “Permitted Liens” in the Credit Agreement is hereby amended to add a new clause (s) at the end thereof as follows:

(s)  Liens of Term Loan Agent to secure the Indebtedness permitted by clause (r) of the definition of Permitted Indebtedness; provided, that, such Liens shall be subject and subordinate to the Liens of Agent on such assets pursuant to the Intercreditor Agreement and shall otherwise be subject at all times to the terms and conditions of the Intercreditor Agreement;

1.3.            Interpretation.  For purposes of this Amendment No. 3, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement.

2.               Amendments. Subject to the satisfaction of the conditions set forth in Section 4.1 below, the Credit Agreement shall be amended as follows:

2.1.            Rates; LIBOR Notification. The Credit Agreement is hereby amended to add the following new Section 1.8:

Section 1.8  Rates; LIBOR Notification.  The interest rate on LIBOR Rate Loans, LIBOR Index Rate Loans and Base Rate Loans (when determined by reference to clause (c) of the definition of Base Rate) is determined by reference to the LIBOR Rate or LIBOR Index Rate, as applicable, which is derived from the London interbank offered rate.  The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market.  On March 5, 2021, ICE Benchmark Administration (“IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for the London interbank offered rate for Dollars for: (a) 1-week and 2-month tenor settings will be December 31, 2021 and (b) overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023.  No successor administrator for IBA was identified in such Announcements.  As a result, it is possible that commencing immediately after such dates, the London interbank offered rate for such tenors may no longer be available or may no longer be deemed a representative reference rate upon which to determine the interest rate on LIBOR Rate Loans, LIBOR Index Rate Loans or Base Rate Loans (when determined by reference to clause (c) of the definition of Base Rate).  There is no assurance that the dates set forth in the Announcements will not change or that IBA or the FCA will not take further action that could impact the availability, composition or characteristics of any London interbank offered rate. Public and private sector industry initiatives have been and continue, as of the date hereof, to be underway to implement new or alternative reference rates to be used in place of the London interbank offered rate.  In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in certain other circumstances set forth in Section 2.12(e), such Section 2.12(e) provides a mechanism for determining an alternative rate of interest. The Agent will notify the Borrowers, pursuant to Section 2.12(e), of any change to the reference rate upon which the interest rate on LIBOR Rate Loans, LIBOR Index Rate Loans and Base Rate Loans (when determined by reference to clause (c) of the definition of Base Rate) is based.  However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the administration of, submission of, calculation of or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR Rate”, “LIBOR Index Rate” or with respect to any alternative, comparable or successor rate thereto, or replacement rate thereof (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.12(e), will be similar to, or produce the same value or economic equivalence of, London interbank offered rate or any other Benchmark, or have the same volume or liquidity as did the London interbank offered rate or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes.

2.2.            Benchmark Replacement.  Section 2.12(e) of the Credit Agreement is hereby deleted in its entirety and replaced with the amended Section 2.12(e) set forth in Exhibit A hereto.

2.3.            Prepayments and Amendments.  Section 6.6 of the Credit Agreement is hereby amended to add a new clause (E) at the end of Section 6.6(b)(i) as follows:

(E) the Term Loan Documents in violation of the terms of the Intercreditor Agreement; provided, that, Borrowers shall promptly notify Agent of any proposed amendment, supplements or modifications of the Term Loan Documents and deliver copies thereof to Agent;

2.4.            Intercreditor Agreement.  Section 15.1 of the Credit Agreement is hereby amended to add a new clause (e) at the end of Section 15.1 as follows:

(e) Each Lender and Issuing Bank irrevocably (i) consents to the terms and conditions of the Intercreditor Agreement, (ii) authorizes and directs Agent to execute and deliver such Intercreditor Agreement, in each case, on behalf of such Lender or such Issuing Bank and to take all actions (and execute all documents) required (or deemed advisable) by it in accordance with the terms of such Intercreditor Agreement, in each case, and without any further consent, authorization or other action by such Lender or such Issuing Bank, (iii) agrees that, upon the execution and delivery thereof, such Lender and such Issuing Bank will be bound by the provisions of such Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of such Intercreditor Agreement, and (iv) agrees that no Lender or Issuing Bank shall have any right of action whatsoever against Agent as a result of any action taken by Agent pursuant to this Section or in accordance with the terms of the Intercreditor Agreement.  Each Lender hereby further irrevocably authorizes and directs Agent to enter into such amendments, supplements or other modifications to the Intercreditor Agreement as are approved by Agent and the Required Lenders (except as to any amendment that expressly requires the approval of all Lenders as set forth herein); provided, that, Agent may execute and deliver such amendments, supplements and modifications thereto as are contemplated by such Intercreditor Agreement in connection with any extension, renewal, refinancing or replacement of this Agreement or any refinancing of the Obligations, in each case, on behalf of such Lender and Issuing Bank and without any further consent, authorization or other action by any Lender or Issuing Bank.

3.               Representations, Warranties and Covenants.  Each Loan Party, jointly and severally, represents and warrants with and to Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof:

3.1.            This Amendment No. 3 has been duly executed and delivered by each Loan Party that is party hereto.  This Amendment No. 3 constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party that is party hereto in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

3.2.            The representations and warranties of each Loan Party or its Subsidiaries contained in the Credit Agreement, the Security Agreement or any of the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or Material Adverse Effect (or words of similar import) in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or Material Adverse Effect (or words of similar import in the text thereof) as of such earlier date).

3.3.            Loan Parties have delivered to Agent a complete and correct copy of the Term Loan Documents, including all schedules and exhibits thereto, executed on or before the Amendment No. 3 Effective Date.  The execution, delivery and performance of each of the Term Loan Documents has been duly authorized by all necessary action on the part of each Loan Party who is a party thereto.  Each Term Loan Document is the legal, valid and binding obligation of each Loan Party who is a party thereto, enforceable against each such Loan Party in accordance with its terms, in each case, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors' rights, and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

3.4.            Each Loan Party will, and will cause each of its Subsidiaries to do or cause to be done all things necessary to ensure that the WSG Acquisition Representation and Warranty Policy as in effect on the Amendment No. 3 Effective Date is not cancelled or terminated, or amended in any manner (taken as a whole) adverse in any material respect to the interests of the Lenders, unless, in each case, Agent has given its prior written consent.

3.5.            Borrowers shall close the Deposit Account acquired pursuant to the WSG Acquisition described on Schedule 1 hereto on or before September 1, 2021, and provide such evidence thereof as Agent may require, provided, that, on and after the closing date of the WSG Acquisition in no event shall the amounts in such Deposit Account exceed $4,000,000 at any time for more than five (5) consecutive Business Days.

3.6.            No Default or Event of Default exists or has occurred and is continuing as of the date of, and after giving effect to, this Amendment No. 3.

4.              Conditions Precedent.  This Amendment No. 3 shall be effective upon the satisfaction of each of the following conditions precedent:

4.1.            Agent shall have received each of the following:

(a)                  this Amendment No. 3, duly authorized, executed and delivered by the Required Lenders and Loan Parties;

(b)                  the secretary’s certificates of directors’ resolutions and other materials and opinion letter of counsel to Loan Parties in each case with respect to this Amendment No. 3;

(c)                  copies of each of the WSG Acquisition Documents executed on or before the Amendment No. 3 Effective Date in connection therewith, together with a certificate of the Secretary of Parent certifying each such document as being a true, correct, and complete copy thereof;

(d)                  copies of each of the Term Loan Documents, together with a certificate of the Secretary of Parent certifying each such document as being a true, correct, and complete copy thereof;

(e)                  the Intercreditor Agreement, in form and substance satisfactory to Agent, duly authorized, executed and delivered by Term Loan Agent and acknowledged by the Loan Parties;

(f)                 such security agreement supplements or other security agreements, together with such schedules thereto or to any other Loan Document, including, but not limited to, an updated Perfection Certificate to reflect the WSG Acquisition, as Agent may require with respect to the WSG Assets, in form and substance reasonably satisfactory to Agent, duly authorized, executed and delivered by Parent or such other Loan Party as Agent may specify;

(g)                  the Collateral Assignment of Buyer-Side Representations and Warranties Insurance Policy as Collateral Security with respect to the WSG Representation and Warranty Policy, duly authorized, executed and delivered by Borrowers and the insurer under such policy, together with a true, correct and complete copy of such policy;

(h)                  a certificate from an Authorized Person of Loan Parties to the effect that each of the conditions set forth in this Section 4 is satisfied as of the Amendment No. 3 Effective Date;

4.2.            each of the conditions set forth in the definition of the term “Permitted Acquisition” in the Credit Agreement shall have been satisfied with respect to the WSG Acquisition;

4.3.            Agent shall have received evidence, in form and substance satisfactory to Agent that the WSG Acquisition has been consummated and Parent has acquired good and marketable title to all of the WSG Assets pursuant to the WSG Acquisition Documents thereto in accordance with the terms thereof (and including a certificate by a duly authorized officer of Loan Parties, in form and substance satisfactory to Agent, as to the executed WSG Acquisition Documents, the consummation of the WSG Acquisition, the satisfaction of the conditions to a Permitted Acquisition in connection with the WSG Acquisition and the satisfaction of the conditions set forth herein, and such other certifications with respect thereto as Agent may require);

4.4.            Agent shall have received evidence in form reasonably satisfactory to it that the Term Loan Agreement has been duly executed and delivered by each party thereto and is in full force and effect and a Loan Party shall have, or substantially concurrently with the effectiveness of Amendment No. 3 have received gross proceeds from the term loans made thereunder in an aggregate principal amount of not less than $100,000,000 on the Amendment No. 3 Effective Date, which shall have been used, in whole or in part, to pay, among other things, a portion of the consideration under the WSG Acquisition Agreement and/or a portion of the Obligations;

4.5.            Agent shall have received UCC, tax lien and judgment searches with respect to the WSG Assets, and the results of which shall not include any Liens other than Permitted Liens or Liens that shall be terminated on or before the Amendment No. 3 Effective Date (including all financing statements with U.S. Bank, National Association as secured party for which termination statements shall be submitted for recording on the Amendment No. 3 Effective Date);

4.6.            as of the date of this Amendment No. 3, and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing;

4.7.            each of the conditions set forth in this Section 4 shall be satisfied on or before June 31, 2021.

5.              Effect of Amendment No. 3.  Except as expressly set forth herein and in prior amendments, no other amendments, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and the Loan Parties shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 3 or with respect to the subject matter of this Amendment No. 3.  To the extent of conflict between the terms of this Amendment No. 3 and the other Loan Documents, the terms of this Amendment No. 3 shall control.  The Credit Agreement and this Amendment No. 3 shall be read and construed as one agreement.  This Amendment No. 3 is a Loan Document.  The Credit Agreement remains in full force and effect, and nothing contained in this Amendment No. 3 will constitute a waiver of any right, power or remedy under the Credit Agreement, the Security Agreement or any other Loan Document.

6.              Governing Law.  The validity, interpretation and enforcement of this Amendment No. 3 and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

7.              Jury Trial Waiver.    LOAN PARTIES, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT NO. 3 OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AMENDMENT NO. 3 OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  LOAN PARTIES, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EACH LOAN PARTY, AGENT OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AMENDMENT NO. 3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

8.              Binding Effect.  This Amendment No. 3 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

9.              Waiver, Modification, Etc.  No provision or term of this Amendment No. 3 may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

10.            Further Assurances.  The Loan Parties shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 3.

11.            Entire Agreement.  This Amendment No. 3, the Credit Agreement and the other Loan Documents represent the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

12.            Headings.  The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 3.

13.            Counterparts.  This Amendment No. 3, any documents executed in connection herewith and any notices delivered under this Amendment No. 3, may be executed by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature.  Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment No. 3 or on any notice delivered to Agent under this Amendment No. 3.  This Amendment No. 3 and any notices delivered under this Amendment No. 3 may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.  Delivery of an executed counterpart of a signature page of this Amendment No. 3 and any notices as set forth herein will be as effective as delivery of a manually executed counterpart of this Amendment No. 3 or notice.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered as of the day and year first above written.

BORROWERS:
CROSS COUNTRY HEALTHCARE, INC. By: /s/ Kevin C. Clark Name: Kevin C. Clark Title: Co-Founder, CEO and President

CEJKA SEARCH, INC. By: /s/ Kevin C. Clark Name: Kevin C. Clark Title: EVP

CROSS COUNTRY STAFFING, INC. By: /s/ Kevin C. Clark Name: Kevin C. Clark Title: EVP

ASSIGNMENT AMERICA, LLC. By: /s/ Kevin C. Clark Name: Kevin C. Clark Title: EVP

TRAVEL STAFF, LLC By: /s/ Kevin C. Clark Name: Kevin C. Clark Title: EVP

OWS, LLC By: /s/ Kevin C. Clark Name: Kevin C. Clark Title: EVP

[Signature Page to Amendment No. 3 to ABL Credit Agreement (Cross Country)]

NEW MEDISCAN II, LLC By: /s/ Kevin C. Clark Name: Kevin C. Clark Title: Vice President

MEDICAL DOCTOR ASSOCIATES, LLC By: /s/ Kevin C. Clark Name: Kevin C. Clark Title: EVP

GUARANTORS:	MDA HOLDINGS, INC. By: /s/ Kevin C. Clark Name: Kevin C. Clark Title: EVP

CREDENT VERIFICATION AND LICENSING SERVICES, LLC By: /s/ Kevin C. Clark Name: Kevin C. Clark Title: EVP

[Signature Page to Amendment No. 3 to ABL Credit Agreement (Cross Country)]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
a national banking association, as Administrative Agent, Collateral Agent and as a Lender

By:	/s/ Rina Shinoda
Name:	Rina Shinoda
Its Authorized Signatory

[Signature Page to Amendment No. 3 to ABL Credit Agreement (Cross Country)]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ William Molyneaux
Name:	William Molyneaux
Its Authorized Signatory

[Signature Page to Amendment No. 3 to ABL Credit Agreement (Cross Country)]

Exhibit A to Amendment No. 3

Amended Section 2.12(e)

Section 2.12(e) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

2.12(e)  Benchmark Replacement Setting.

(i)  (A)  Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedge Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.12(e)) if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(i) or (a)(ii) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(iii) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(B) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this clause (B), if, after the Amendment No. 3 Effective Date, a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (B) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrowers a Term SOFR Notice.  For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event occurring after the Amendment No. 3 Effective Date and may elect or not elect to do so in its reasonable discretion.

(ii)  Benchmark Replacement Conforming Changes.  In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)  Notices; Standards for Decisions and Determinations.  After the Amendment. No. 3 Effective Date, the Administrative Agent will promptly notify the Borrowers and the Lenders of (A) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.12(e)(iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12(e), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their reasonable discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12(e).

(iv)  Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)  Benchmark Unavailability Period.  Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a borrowing of, conversion to or continuation of LIBOR Rate Loans or LIBOR Index Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans.  During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(vi)  London Interbank Offered Rate Benchmark Transition Event.  On March 5, 2021, the IBA, the administrator of the London interbank offered rate, and the FCA, the regulatory supervisor of the IBA, made the Announcements that the final publication or representativeness date for (i) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (ii) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023.  No successor administrator for the IBA was identified in such Announcements.  The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of this Agreement and that any obligation of the Administrative Agent to notify any parties of such Benchmark Transition Event pursuant to this Section 2.12(e) shall be deemed satisfied.

For purposes of this Section 2.12(e), the following terms shall have the meaning set forth below:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.12(e)(iv).

“Benchmark” means, initially, USD LIBOR; provided, that, if a Benchmark Transition Event, a Term SOFR Transition Event, or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.12(e)(i).

“Benchmark Replacement” means, for any Available Tenor,

(a)  with respect to any Benchmark Transition Event or Early Opt-in Election, the first alternative set forth in the order below that can be determined by the Administrative Agent, in consultation with the Borrowers, for the applicable Benchmark Replacement Date:

(i)  the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment;

(ii)  the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment;

(iii)  the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (1) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (2) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; or

(b)  with respect to any Term SOFR Transition Event, the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;

Provided, that, (A) in the case of clause (a)(i), if the Administrative Agent decides that Term SOFR is not administratively feasible for the Administrative Agent, then Term SOFR will be deemed unable to be determined for purposes of this definition and (B) in the case of clause (a)(i) or clause (b) of this definition, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion, in consultation with the Borrowers.  If the Benchmark Replacement as determined pursuant to clause (a)(i), (a)(ii) or (a)(iii) or clause (b) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(a)  for purposes of clauses (a)(i) and (a)(ii) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(i)  the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement;

(ii)  the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Available Tenor of such Benchmark;

(b)  for purposes of clause (a)(iii) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities; and

(c)  for purposes of clause (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of USD LIBOR with a SOFR-based rate;

Provided, that, (x) in the case of clause (i) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion and (y) if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with Section 2.12(e)(i) will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be, with respect to each Unadjusted Benchmark Replacement having a payment period for interest calculated with reference thereto, the Available Tenor that has approximately the same length (disregarding business day adjustments) as such payment period.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)  in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(b)  in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(c)  in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the Administrative Agent has provided the Term SOFR Notice to the Lenders and the Borrowers pursuant to Section 2.12(e)(i)(B); or

(d)  in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)  a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)  a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(e) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(e).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:

(a)  a notification by the Administrative Agent to (or the request by the Borrowers to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(b)  the joint election by the Administrative Agent and the Borrowers to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the date of such setting, and (b) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent in its reasonable discretion.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

 “SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrowers of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent, in consultation with the Borrowers, that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in the replacement of the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(e) with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“USD LIBOR” means the London interbank offered rate for Dollars.

Schedule 1

U.S. Bank National Association Bank Account:

Account Name:	Account Number:
Talent Strategies, Inc.